POWER OF ATTORNEY

Each person whose signature  appears below hereby authorizes and appoints Samuel
L. Eichenfield and Bruno A. Marszowski, and each of them severally, as his or her attorneys-in-fact, with full power of substitution and resubstitution, to sign and file on his or her behalf individually and in each such capacity stated below, FINOVA Capital Corporation's Annual Report on Form 10-K for the year ending December 31, 1999, and any amendments thereto, as to be filed with the Securities and Exchange Commission, the New York Stock Exchange, and otherwise, as fully as such person could do in person, hereby verifying and confirming all that said attorneys-in-fact, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

       Signatures                     Title                         Date
       ----------                     -----                         ----

Principal Executive Officer

/s/ Samuel L. Eichenfield         Chairman and Chief           February 22, 2000
---------------------------       Executive Officer
Samuel L. Eichenfield


Principal Financial and
Accounting Officer

/s/ Bruno A. Marszowski           Senior Vice President-       February 22, 2000
---------------------------       Controller and
Chief Bruno A. Marszowski         Financial Officer


Directors

/s/ Matthew M. Breyne                                          February 22, 2000
---------------------------
Matthew M. Breyne


/s/ W. Carroll Bumpers                                         February 22, 2000
---------------------------
W. Carroll Bumpers


/s/ Meilee Smythe                                              February 22, 2000
---------------------------
Meilee Smythe


/s/ Gregory C. Smalis                                          February 22, 2000
---------------------------
Gregory C. Smalis